Exhibit 4.3
                                   $77,000,000

               5 3/4% Convertible Subordinated Debentures due 2003

                          REGISTRATION RIGHTS AGREEMENT

                         Dated as of September 26, 1996
                                  by and among
                           Speedway Motorsports, Inc.

                                       and

                         Wheat, First Securities, Inc.,

                              Montgomery Securities

                                       and

                               J.C. Bradford & Co.

         THIS REGISTRATION RIGHTS AGREEMENT (this "Agreement") is made and entered into as of September 26, 1996 by and among Speedway Motorsports, Inc., a Delaware corporation (the "Company"), and Wheat, First Securities, Inc., Montgomery Securities and J. C. Bradford & Co., as initial purchasers (the "Initial Purchasers").

         The Company proposes to issue and sell to the Initial Purchasers (the "Initial Placement") $70,000,000 aggregate principal amount (plus up to an additional $7,000,000 principal amount to cover over-allotments, if any) of its 5 3/4% Convertible Subordinated Debentures due 2003 (the "Debentures"), pursuant to the terms of a Purchase Agreement, dated as of September 26, 1996 (the "Purchase Agreement"). As an inducement to the Initial Purchasers to enter into the Purchase Agreement, and in satisfaction of a condition to the Initial Purchasers' obligations thereunder, the Company agrees with the Initial Purchasers, (i) for the benefit of the Initial Purchasers and (ii) for the benefit of the holders from time to time of the Transfer Restricted Securities (as defined) whose names appear in the register maintained by the Company's registrar in accordance with the provisions of the Indenture (as defined in Section 1 hereof) (including the Initial Purchasers) (each of the foregoing a "Holder," and collectively the "Holders"), as follows:

         1. Definitions. Capitalized terms used herein without definition shall have their respective meanings set forth in the Purchase Agreement. As used in this Agreement, the following capitalized terms shall have the following meanings:

         "Affiliate" of any specified person means any other person which, directly or indirectly, is in control of, is controlled by, or is under common control with, such specified person. For purposes of this definition, control of a person means the power, direct or indirect, to direct or cause the direction of the management and policies of such person whether by contract or otherwise; and the terms "controlling" and "controlled" have meanings correlative to the foregoing.

         "Business Day" means any day other than a Saturday, a Sunday or a day on which banking institutions in the State of New York are not required to be open.

         "Commission" means the Securities and Exchange Commission.

         "Common Stock" means the voting common stock, $0.01 par value per share, of the Company.

         "Damages Payment Date" means with respect to the Debentures or the underlying Common Stock, as applicable, each regular interest payment date provided for in the Indenture.

         "Debentures" means the 5 3/4% Convertible Subordinated Debentures due 2003 of the Company.

         "Effectiveness Target Date" has the meaning set forth in Section 3(a) hereto.

         "Exchange Act" means the Securities Exchange Act of 1934, as amended from time to time, and the rules and regulations of the Commission promulgated thereunder.

         "Exchange Offer Registration Statement" has the meaning set forth in
Section 4 hereof.

         "First Delivery Date" has the meaning set forth in the Purchase Agreement.

         "Holder" has the meaning set forth in the preamble hereto.

         "Indenture" means the Indenture dated as of September 1, 1996, between the Company and First Union National Bank of North Carolina, as trustee, pursuant to which the Debentures are to be issued, as the same may be amended, modified or supplemented from time to time in accordance with the terms thereof.

         "Initial Purchasers" has the meaning set forth in the preamble hereto.

         "Initial Placement" has the meaning set forth in the preamble hereto.

         "Liquidated Damages" shall have the meaning set forth in Section 5 hereof.

         "Losses" has the meaning set forth in Section 9(d) hereof.

         "Majority Holders" means the Holders of a majority of the aggregate principal amount of securities registered under a Shelf Registration Statement (provided that Holders of Common Stock issued upon conversion of Debentures shall be deemed to be Holders of the aggregate principal amount of Debentures from which such Common Stock was converted).

         "New Debentures" means debt securities of the Company identical in all material respects to the Debentures (except that the New Debentures shall not be subject to restrictions on transfer), to be issued pursuant to Section 4 hereof.

         "Offering Memorandum" has the meaning set forth in the Purchase Agreement.

         "Person" means any individual, partnership, corporation, limited liability company, trust or unincorporated organization, or a government or agency or political subdivision thereof.

         "Prospectus" means the prospectus included in any Shelf Registration Statement (including, without limitation, a prospectus that discloses information previously omitted from a prospectus filed as part of an effective registration statement in reliance upon Rule 430A under the Securities Act), as amended or supplemented by any prospectus supplement, with respect to the terms of the offering of any portion of Transfer Restricted Securities, covered by such Shelf Registration Statement, and all amendments and supplements to the Prospectus, including post- effective amendments, and all material incorporated by reference into such Prospectus.

         "Registration Default" has the meaning set forth in Section 5 hereto.

         "Securities Act" means the Securities Act of 1933, as amended from time to time, and the rules and regulations of the Commission promulgated thereunder.

         "Shelf Registration Period" has the meaning set forth in Section 3(b) hereof.

         "Shelf Registration Statement" means a "shelf" registration statement of the Company pursuant to the provisions of Section 3 hereof which covers the Transfer Restricted Securities, on an appropriate form subject to Rule 415 under the Securities Act, or any similar rule that may be adopted by the Commission, amendments and supplements to such registration statement, including post-effective amendments, in each case including the Prospectus contained therein, all exhibits thereto and all material incorporated by reference therein.

         "Supplement Delay Period" means any period commencing on the date of receipt by a Holder of Transfer Restricted Securities of any notice from the Company of the existence of any fact or event of the kind described in Section 6(c)(2) hereof and ending on the date of receipt by such Holder of an amended or supplemented Shelf Registration Statement or Prospectus, as contemplated by
Section 6(i) hereof, or the receipt by such Holder of written notice from the Company (the "Advice") that the use of the Prospectus may be resumed, and receipt of copies of any additional or supplemental filings that are incorporated by reference in the Prospectus.

         "Transfer Restricted Securities" means each Debenture and the Common Stock issuable upon conversion thereof until the earlier of (i) the date on which such Debenture or the Common Stock issuable upon conversion thereof has been effectively registered under the Securities Act and disposed of pursuant to an effective registration statement or exchanged for a New Debenture pursuant to
Section 4 hereof, (ii) the date on which such Debenture or the Common Stock issuable upon conversion thereof is distributed to the public pursuant to Rule 144 under the Securities Act (or any similar provision then in effect) or is saleable pursuant to Rule 144(k) under the Securities Act and all legends thereon relating to transfer restrictions have been removed, or (iii) the date on which such Debenture or the Common Stock issuable upon conversion thereof ceases to be outstanding.

         "Trust Indenture Act" means the Trust Indenture Act of 1939, as amended.

         "Trustee" means the trustee with respect to the Debentures under the Indenture.

         2. Securities Subject to This Agreement. The securities entitled to the benefits of this Agreement are the Transfer Restricted Securities.

         3.       Shelf Registration.

         (a) The Company shall, within 60 days after the First Delivery Date, file with the Commission and thereafter shall use its best efforts to cause to be declared effective under the Securities Act by the 150th day after the First Delivery Date (the "Effectiveness Target Date"), a Shelf Registration Statement relating to the offer and sale of the Transfer Restricted Securities by the Holders from time to time in accordance with the methods of distribution elected by such Holders and set forth in such Shelf Registration Statement.

         (b) The Company shall use its best efforts to keep the Shelf Registration Statement continuously effective in order to permit the Prospectus forming a part thereof to be usable by Holders for a period of three years from the First Delivery Date or such shorter period that will terminate when (i) all the Transfer Restricted Securities covered by the Shelf Registration Statement have been sold pursuant to the Shelf Registration Statement, (ii) such Transfer Restricted Securities are distributed to the public pursuant to Rule 144 under the Securities Act (or any similar provision then in effect) or are saleable pursuant to Rule 144(k) under the Securities Act, or (iii) the date on which there ceases to be outstanding any Transfer Restricted Securities (in any such case, such period being called the "Shelf Registration Period"). The Company shall be deemed not to have used its best efforts to keep the Shelf Registration Statement effective during the requisite period if it voluntarily takes any action that would result in Holders of Transfer Restricted Securities covered thereby not being able to offer and sell such securities during that period, unless (i) such action is required by applicable law, (ii) such action is taken by the Company in good faith and for valid business reasons (not including avoidance of the Company's obligations hereunder), including the acquisition or divestiture of assets, so long as the Company promptly thereafter complies with the requirements of Section 6(i) hereof, if applicable or (iii) such action is taken because of any fact or circumstance giving rise to a Supplement Delay Period.

         (c) The Company shall prepare and file with the Commission such amendments, including post-effective amendments, to the Shelf Registration Statement as may be necessary to keep such Registration Statement continuously effective for the applicable time period; cause the related Prospectus to be supplemented by any required Prospectus supplement and as so supplemented to be filed pursuant to Rule 424 (or any similar provisions then in force) under the Securities Act; and comply with the provisions of the Securities Act and the Exchange Act with respect to the disposition of all securities covered by such Shelf Registration Statement during the applicable period in accordance with the intended methods of disposition by the sellers thereof set forth in such Shelf Registration Statement as so amended or in such Prospectus as so supplemented.

         4. Registered Exchange Offer. If the Company determines that it is permissible to do so, in lieu of filing the Shelf Registration Statement or maintaining the effectiveness of the Shelf Registration Statement as contemplated herein, the Company, in its discretion, may file with the Commission a registration statement on Form S-4 or other applicable form with respect to the New Debentures (the "Exchange Offer Registration Statement") and upon the Exchange Offer Registration Statement becoming effective, offer the holders of Debentures the opportunity to exchange their Debentures for an equal principal amount of New Debentures. Upon the effectiveness of an Exchange Offer Registration Statement, the holders of Debentures constituting Transfer Restricted Securities shall not be entitled to include any such Debentures in a Shelf Registration Statement hereunder; provided, however, the effectiveness of an Exchange Offer Registration Statement shall not affect the Company's obligations hereunder with respect to any Holder's Common Stock constituting Transfer Restricted Securities. Notwithstanding the foregoing, in no event shall the Company have any obligation to file a registration statement with respect to, or to register any Debentures pursuant to an Exchange Offer Registration Statement.

         5. Liquidated Damages. Subject to Section 6(m), if (a) the Company fails to file the Shelf Registration Statement required by Section 3 of this Agreement on or before the date specified for such filing under Section 3(a) hereof, (b) such Shelf Registration Statement is not declared effective by the Commission on or prior to the Effectiveness Target Date or (c) the Shelf Registration Statement is declared effective but thereafter ceases to be continuously effective in connection with resales of Transfer Restricted Securities during the Shelf Registration Period (each such event referred to in clauses (a) through (c) above a "Registration Default"), then the Company will pay liquidated damages (the "Liquidated Damages") to each Holder of Transfer Restricted Securities, with respect to the first 90-day period immediately following the occurrence of such Registration Default in an amount equal to $0.05 per week per $1,000 aggregate principal amount of the Transfer Restricted Securities held by such Holder and, if applicable, $0.01 per week per share (subject to adjustment in the event of stock splits, stock consolidations, stock dividends, and the like) of Common Stock constituting Transfer Restricted Securities to be registered under the Shelf Registration Statement. The amount of the Liquidated Damages will increase by an additional $0.05 per week per $1,000 aggregate principal amount of the Transfer Restricted Securities held by each Holder and $0.01 per week per share (subject to adjustment as set forth above) of Common Stock constituting Transfer Restricted Securities to be registered under the Self Registration Statement with respect to each subsequent 90-day period until all Registration Defaults have been cured, up to a maximum amount of Liquidated Damages of $0.25 per week per $1,000 aggregate principal amount of the Transfer Restricted Securities held by each Holder and $0.05 per week per share (subject to adjustment as set forth above) of Common Stock constituting Transfer Restricted Securities to be registered under the Shelf Registration Statement. In no event shall the Company pay Liquidated Damages in excess of such maximum amount set forth in the preceding sentence, regardless of whether one or multiple Registration Defaults exist. A Registration Default under clause (a) above shall be cured on the date that the Shelf Registration Statement is filed with the Commission; a Registration Default under clause (b) above shall be cured on the date that the Shelf Registration Statement is declared effective by the Commission; and a Registration Default under clause
(c) above shall be cured on the date of the Shelf Registration Statement is declared effective. All accrued Liquidated Damages will be paid by the Company on each Damages Payment Date in cash. Such payment will be made to the Holder of the Global Securities by wire transfer of immediately available funds and to Holders of Transfer Restricted Securities represented by Certificated Securities, if any, by wire transfer to the accounts specified by them or, if no such accounts have been specified, by mailing checks to their registered addresses. Following the cure of all Registration Defaults, the accrual of Liquidated Damages will cease. For purposes of this Section, Debentures which have been converted into shares of Common Stock constituting Transfer Restricted Securities shall be deemed to bear the principal amount at which such securities were converted.

         The parties hereto agree that the Liquidated Damages provided for in this Section 5 constitute a reasonable estimate of the damages that may be incurred by Holders of Transfer Restricted Securities by reason of the failure of the Shelf Registration Statement to be filed, declared effective or maintained effective, as the case may be, in accordance with the provisions hereof.

         6. Registration Procedures. In connection with any Shelf Registration Statement, the following provisions shall apply:

         (a) The Company shall furnish to the Initial Purchasers and their counsel, not less than five Business Days prior to the filing thereof with the Commission, a copy of any Shelf Registration Statement and each amendment thereof, and each amendment or supplement, if any, to the Prospectus included therein, and shall use its best efforts to reflect in each such document, when so filed with the Commission, such comments as the Initial Purchasers or their counsel may reasonably propose.

         (b) The Company shall use its best efforts to ensure that (i) any Shelf Registration Statement and any amendment thereto and any Prospectus forming part thereof and any amendment or supplement thereto complies in all material respects with the Securities Act and the rules and regulations thereunder, (ii) except for information provided by holders of Transfer Restricted Securities for inclusion in any Shelf Registration Statement pursuant to Section 6(m), as to which the Company makes no representation, warranty, or undertaking, any Shelf Registration Statement and any amendment or supplement thereto does not, when it becomes effective, contain an untrue statement of a material fact or omit to state a material fact required to be stated therein or necessary to make the statements therein not misleading and (iii) except for information provided by holders of Transfer Restricted Securities for inclusion in any Shelf Registration Statement pursuant to Section 6(m), as to which the Company makes no representation, warranty, or undertaking, any Prospectus forming part of any Shelf Registration Statement, and any amendment or supplement to such Prospectus, does not include an untrue statement of a material fact or omit to state a material fact necessary in order to make the statements, in the light of the circumstances under which they were made, not misleading.

         (c) (1) The Company shall advise the Initial Purchasers, and, if requested by the Initial Purchasers, confirm such advice in writing, when a Shelf Registration Statement and any amendment thereto has been filed with the Commission and when the Shelf Registration Statement or any post-effective amendment thereto has become effective.

                  (2) The Company shall advise the Initial Purchasers and their counsel and, if requested by the Initial Purchasers, confirm such advice in writing:

                           (i) of any request by the Commission for amendments
                  or supplements to the Shelf Registration Statement or the Prospectus included therein;

                           (ii) of the initiation by the Commission of
                  proceedings relating to a stop order suspending the effectiveness of the Shelf Registration Statement;

                           (iii) of the issuance by the Commission of any stop
                  order suspending the effectiveness of the Shelf Registration Statement;

                           (iv) of the receipt by the Company of any
                  notification with respect to the suspension of the qualification of the securities included in the Shelf Registration Statement for sale in any jurisdiction or the initiation or threatening of any proceeding for such purpose; and

                           (v) of the existence of any fact and the happening of
                  any event (including, without limitation, pending negotiations relating to, or the consummation of, a transaction or the occurrence of any event which would require additional disclosure of material non-public information by the Company in the Shelf Registration Statement as to which the Company has a bona fide business purpose for preserving confidential or which renders the Company unable to comply with Commission requirements) that, in the opinion of the Company, makes untrue any statement of a material fact made in its Shelf Registration Statement, the Prospectus or any amendment or supplement thereto or any document incorporated by reference therein or requires the making of any changes in the Shelf Registration Statement or the Prospectus so that, as of such date, the statements therein are not misleading and do not omit to state a material fact required to be stated therein or necessary to make the statements therein (in the case of the Prospectus, in light of the circumstances under which they were made) not misleading.

Such Advice may be accompanied by an instruction to suspend the use of the Prospectus until the requisite changes have been made.

         (d) The Company shall use its best efforts to obtain the withdrawal of any order suspending the effectiveness of the Shelf Registration Statement, or the lifting of any suspension of the qualification (or exemption from qualification) of the Transfer Restricted Securities for sale in any jurisdiction, at the earliest possible time.

         (e) The Company shall furnish to each selling Holder named in the Shelf Registration Statement, without charge, at least one conformed copy of such Shelf Registration Statement and any post-effective amendment thereto, including financial statements and all exhibits and schedules (including those incorporated by reference).

         (f) The Company shall, during the Shelf Registration Period, deliver to each Holder of Transfer Restricted Securities named in the Shelf Registration Statement, without charge, as many copies of the Prospectus (including each preliminary Prospectus) included in such Shelf Registration Statement and any amendment or supplement thereto as such Holder may reasonably request; and, subject to any notice by the Company in accordance with Section 7(b), the Company consents to the use of the Prospectus or any amendment or supplement thereto by each of the selling Holders for the purposes of offering and resale of the Transfer Restricted Securities covered by the Prospectus or any amendment or supplement thereto.

         (g) Prior to the offering of Transfer Restricted Securities pursuant to the Shelf Registration Statement, the Company shall use its best efforts to: (i) register or qualify or cooperate with the Initial Purchasers acting on behalf of the Holders, and their counsel, in connection with the registration or qualification (or exemption from such registration or qualification) of such Transfer Restricted Securities for offer and sale under the securities or blue sky laws of such jurisdictions of the United States as any such Holders reasonably request in writing; (ii) keep each such registration or qualification (or exemption therefrom) effective during the period the Shelf Registration Statement is required to be kept effective; and (iii) do any and all other acts or things necessary or advisable to enable the disposition in such jurisdictions of the Transfer Restricted Securities covered by the Shelf Registration Statement; provided, however, that the Company will not be required to qualify generally to do business in any jurisdiction where it is not then so qualified or to take any action which would subject it to general service of process or to taxation in any such jurisdiction where it is not then so subject.

         (h) The Company shall cooperate with the Holders of Transfer Restricted Securities to facilitate the timely preparation and delivery of certificates representing Transfer Restricted Securities to be sold pursuant to the Shelf Registration Statement free of any restrictive legends and in such denominations and registered in such names as such Holders may request in writing at least two Business Days prior to sales of securities pursuant to such Shelf Registration Statement.

         (i) Upon the occurrence of any event contemplated by paragraph
(c)(2)(v) hereof, the Company shall promptly prepare a post-effective amendment to the Shelf Registration Statement or an amendment or supplement to the related Prospectus or any document incorporated therein by reference or file any other required document so that as thereafter delivered to purchasers of the Transfer Restricted Securities covered thereby, the Prospectus will not include an untrue statement of a material fact or omit to state any material fact necessary to make the statements therein, in the light of the circumstances under which they were made, not misleading.

         (j) Not later than the effective date of any such Shelf Registration Statement hereunder, the Company shall cause to be provided CUSIP numbers for the Transfer Restricted Securities registered under such Shelf Registration Statement, and provide the Trustee with printed certificates for such Transfer Restricted Securities where necessary, in a form eligible for deposit with The Depository Trust Company.

         (k) The Company shall use its best efforts to comply with all applicable rules and regulations of the Commission and shall make generally available to its security holders in a regular filing on Form 10-Q or Form 10-K an earnings statement satisfying the provisions of Rule 158 (which need not be audited) for the twelve-month period commencing after effectiveness of the Shelf Registration Statement.

         (l) The Company shall cause the Indenture to be qualified under the Trust Indenture Act in a timely manner not later than the effective date of the Registration Statement.

         (m) The Company may require each Holder of Transfer Restricted Securities to be sold pursuant to the Shelf Registration Statement to furnish to the Company within 10 Business Days after written request for such information has been made by the Company, such customary information regarding the Holder and the distribution of such securities as the Company may from time to time reasonably require for inclusion in such Shelf Registration Statement and such other information as may be necessary or advisable in the reasonable opinion of the Company and its counsel, in connection with such Shelf Registration Statement. No Holder of Transfer Restricted Securities shall be entitled to the benefit of any Liquidated Damages under Section 5 of this Agreement or be entitled to use the Prospectus unless and until such Holder shall have furnished the information required by this Section 6(m) and all such information required to be disclosed in order to make the information previously furnished to the Company by such Holder not materially misleading.

         (n) The Company shall, if requested, promptly incorporate in the Shelf Registration Statement or Prospectus, if necessary, pursuant to a supplement or post-effective amendment to the Shelf Registration Statement, such information as the Initial Purchasers acting on behalf of the Holders reasonably request to have included therein and shall make all required filings of such Prospectus supplement or post-effective amendment as soon as practicable after the Company is notified of the matters to be incorporated in such Prospectus supplement or post-effective amendment.

         (o) The Company shall (i) make reasonably available at reasonable time for inspection by the Holders of Transfer Restricted Securities to be registered thereunder, and the counsel or other agent retained by the Initial Purchasers on behalf of the Holders, at the office where normally kept during normal business hours, all financial and other records, pertinent corporate documents and properties of the Company and its subsidiaries, and cause the Company's office, directors and employees to supply all relevant information reasonably requested by the Holders, attorney, accountant or other agent in connection with the Shelf Registration Statement as is customary for similar due diligence examinations, provided, however, that such persons shall first agree in writing with the Company that any information that is reasonably and in good faith designated by the Company in writing as confidential at the time of delivery of such information shall be kept confidential by such persons; (ii) obtain opinions of counsel to the Company and updates thereof (which counsel, if different from counsel to the Company referred to in the Purchase Agreement, shall be reasonably satisfactory to the Majority Holders of Transfer Restricted Securities to be registered thereunder, and their counsel) addressed to each selling Holder covering such matters (in form, scope and substance) as those matters set forth in Section 7(c)(ix) of the Purchase Agreement; and (iii) deliver such documents and certificates as may be reasonably requested by the Initial Purchasers acting on behalf of the Holders, including those to evidence compliance with Section 6(i). The foregoing actions set forth in clauses (ii) and (iii) of this Section 6(o) shall be performed at the effectiveness of such Shelf Registration Statement and each post-effective amendment thereto.

         (p) The Company shall list all Debentures and Common Stock covered by such Shelf Registration Statement on the New York Stock Exchange and on any securities exchange on which the Common Stock is then listed.

         7. Holders' Agreements. Each Holder of Transfer Restricted Securities, by the acquisition of such Transfer Restricted Securities agrees:

         (a) To furnish the information required to be furnished pursuant to
Section 6(m) hereof within the time period set forth therein. The Company may exclude from any Shelf Registration Statement the Transfer Restricted Securities of any Holder who does not furnish such information. Each Holder of Transfer Restricted Securities shall promptly furnish to the Company all such information required to be disclosed in order to make the information previously furnished to the Company by such Holder not materially misleading.

         (b) That upon receipt of a notice of the commencement of a Supplement Delay Period, it will keep the fact of such notice confidential, forthwith discontinue disposition of its Transfer Restricted Securities, as the case may be, pursuant to the Shelf Registration Statement, and will not deliver any Prospectus forming a part thereof until receipt of the amended or supplemented Shelf Registration Statement or Prospectus, as applicable, as contemplated by
Section 6(i) hereof, or until receipt of the Advice.

         (c) If so directed by the Company in a notice of the commencement of a Supplement Delay Period, each Holder of Transfer Restricted Securities, as the case may be, will deliver to the Company (at the Company's expense) all copies, other than permanent file copies then in such Holder's possession, of the Prospectus covering the Transfer Restricted Securities, as the case may be.

         (d) Sales of such Transfer Restricted Securities pursuant to a Shelf Registration Statement shall only be made in the manner set forth in such currently effective Shelf Registration Statement.

         8. Registration Expenses. The Company shall bear its own expenses incurred in connection with the performance of its obligations under Sections 3, 5 and 6 hereof and will reimburse the Holders for the cost of qualifying the Transfer Restricted Securities for sale pursuant to the various state "blue sky" laws (including reasonable attorney's fees in connection therewith). The Holders will otherwise bear their own expenses, including the fees and disbursements of their counsel designated by the Initial Purchasers to act as counsel for the Holders in connection therewith.

         9.       Indemnification and Contribution.

         (a) In connection with the Shelf Registration Statement, the Company will indemnify and hold harmless each Holder of Transfer Restricted Securities covered thereby, the directors, officers, employees and agents of each such Holder and each person who controls any such Holder within the meaning of either
Section 15 of the Securities Act or Section 20 of the Exchange Act from and against any and all losses, claims, liabilities, expenses and damages, joint or several (including any and all investigative, legal and other expenses reasonably incurred in connection with, and any amount paid in settlement of, any action, suit or proceeding or any claim asserted), to which they, or any of them, may become subject under the Securities Act, the Exchange Act or other federal, state or foreign statutory law or regulation, at common law or otherwise, insofar as such losses, claims, liabilities, expenses and damages arise out of or are based upon any untrue statement or alleged untrue statement of a material fact contained in the Shelf Registration Statement as originally filed or in any amendment thereof, or in any preliminary Prospectus or Prospectus, or in any amendment thereof or supplement thereto, or the omission or alleged omission to state in such documents a material fact required to be stated therein or necessary to make the statements therein not misleading; provided, that the Company will not be liable to the extent that any such loss, claim, liability expense or damage arises out of or is based on any such untrue statement or omission or alleged untrue statement or omission made therein in reliance on and in conformity with information relating to any Holder of Transfer Restricted Securities furnished in writing to the Company by any such Holder expressly for inclusion therein. This indemnity agreement will be in addition to any liability which the Company might otherwise have.

         (b) Each Holder of Transfer Restricted Securities covered by the Shelf Registration Statement will severally indemnify and hold harmless the Company, each person who controls the Company within the meaning of either Section 15 of the Securities Act or Section 20 of the Exchange Act, each director of the Company and each officer of the Company to the same extent as the foregoing indemnity from the Company to each such Holder, but only insofar as losses, claims, liabilities, expenses or damages arise out of or are based on any untrue statement or omission or alleged untrue statement or omission made in reliance on and in conformity with information relating to such Holder furnished to the Company by or on behalf of such Holder expressly for use in the Shelf Registration Statement as originally filed or in any amendment thereof, or in any preliminary Prospectus or Prospectus, or in any amendment thereof or supplement thereto. This indemnity agreement will be in addition to any liability that such Holder might otherwise have.

         (c) Any party that proposes to assert the right to be indemnified under this Section 9 will, promptly after receipt of notice of commencement of any action against such party in respect of which a claim is to be made against an indemnifying party or parties under this Section 9, notify each indemnifying party of the commencement of such action, enclosing a copy of all papers served, but the omission so to notify such indemnifying party (i) will not relieve it from any liability that it may have to any indemnified party under the foregoing provisions of this Section 9 unless, and only to the extent that, it did not otherwise learn of such action and such omission results in the forfeiture of substantive rights or defenses by the indemnifying party and (ii) will not, in any event relieve the indemnifying party from any obligations to any indemnified party other than the indemnification obligations in Sections 9(a) and 9(b) hereof. If any such action is brought against any indemnified party and it notifies the indemnifying party of its commencement, the indemnifying party will be entitled to participate in and, to the extent that it elects by delivering written notice to the indemnified party promptly after receiving notice of the commencement of the action from the indemnified party, jointly with any other indemnifying party similarly notified, to assume the defense of the action, with counsel satisfactory to the indemnified party, and after notice from the indemnifying party to the indemnified party of its election to assume the defense, the indemnifying party will not be liable to the indemnified party for any legal or other expenses except as provided below and except for the reasonable costs of investigation subsequently incurred by the indemnified party in connection with the defense. The indemnified party will have the right to employ its own counsel in any such action, but the fees, expenses and other charges of such counsel will be at the expense of such indemnified party unless
(1) the employment of counsel by the indemnified party has been authorized in writing by the indemnifying party, (2) the indemnified party has reasonably concluded (based on advice of counsel to the indemnified party that there may be legal defense available to it or other available indemnified parties that are different from or in addition to those available to the indemnifying party), (3) a conflict or potential conflict exists (based on advice of counsel to the indemnified party) between the indemnified party and the indemnifying party (in which case the indemnifying party will not have the right to direct the defense of such action on behalf of the indemnified party) or (4) the indemnifying party has not in fact employed counsel to assume the defense of such action within a reasonable time after receiving notice of the commencement of the action, in each of which cases the reasonable fees, disbursements and other charges of counsel will be at the expense of the indemnifying party or parties. It is understood that the indemnifying party or parties shall not, in connection with any proceeding or related proceedings in the same jurisdiction, be liable for the reasonable fees, disbursements and other charges of more than one separate firm admitted to practice in such jurisdiction at any one time for all such indemnified party or parties. Such firm shall be designated in writing by the Majority Holders in the case of parties indemnified pursuant to Section 9(a) and by the Company, in the case of parties indemnified pursuant to Section 9(b). All such fees, disbursements and other charges will be reimbursed by the indemnifying party promptly as they are incurred. No indemnifying party shall, without the prior written consent of each indemnified party, settle or compromise or consent to the entry of any judgment in any pending or threatened claim, action or proceeding relating to the matters contemplated by this Section 9 (whether or not any indemnified party is a party thereto), unless such settlement, compromise or consent includes an unconditional release of each indemnified party from all liability arising or that may arise out of such claim, action or proceeding.

         (d) In order to provide for just and equitable contribution in circumstances in which the indemnification provided for in the foregoing paragraphs of this Section 9 is applicable in accordance with its terms but for any reason is held to be unavailable from the Company or the Holders of Transfer Restricted Securities, or insufficient, the Company and such Holders will contribute to the total losses, claims, liabilities, expenses and damages (including any investigative, legal and other expenses reasonably incurred in connection with, and any amount paid in settlement of, any action, suit or proceeding or any claim asserted, but after deducting any contribution received by the Company from persons other than such Holders and any contribution received by any of the Holders from persons other than the Company, such as persons who control the Company or a Holder within the meaning of the Securities Act or the Exchange Act and officers and directors of the Company, who also may be liable for contribution) (collectively, "Losses") to which the Company and any one or more of such Holders of Transfer Restricted Securities may be subject in such proportion as shall be appropriate to reflect the relative benefits received by the Company on the one hand and such Holders on the other. The relative benefits received by the Company shall be deemed to be equal to the total net proceeds from the Initial Placement (before deducting expenses) as set forth on the cover page of the Offering Memorandum. Benefits received by the Initial Purchasers shall be deemed to be equal to the total purchase discounts and commissions as set forth on the cover page of the Offering Memorandum, and benefits received by any other Holders shall be deemed to be equal to the value of receiving Debentures or Common Stock issuable upon conversion thereof, as applicable, registered under the Securities Act. If, but only if, the allocation provided by this Section is not permitted by applicable law, the allocation of contribution shall be made in such proportion as is appropriate to reflect not only the relative benefits referred to in this Section but also the relative fault of the Company, on the one hand, and the Holders, on the other, with respect to the statements or omissions which resulted in such loss, claim, liability, expense or damage, or action in respect thereof, as well as any other relevant equitable considerations with respect to such offering. Such relative fault shall be determined by reference to whether the untrue or alleged untrue statement of a material fact or omission or alleged omission to state a fact relates to information supplied by the Company or the Holders, the intent of the parties and their relative knowledge, access to information and opportunity to correct or prevent such statement or omission. The Company and the Holders agree that it would not be just and equitable if contributions pursuant to this Section 9(d) were to be determined by pro rata allocation (even if the Holders were treated as one entity for such purpose) or by any other method of allocation which does not take into account the equitable considerations referred to herein. The amount paid or payable by any party as a result of the loss, claim, liability, expense or damage, or action in respect thereof, referred to above in this Section 9(d) shall be deemed to include, for purpose of this Section 9(d), any legal or other expenses reasonably incurred by such party in connection with investigating or defending any such action or claim. Notwithstanding the provisions of this Section 9(d), in no case shall any Initial Purchaser be responsible, in the aggregate, for any amount in excess of the purchase discount or commission applicable to such Debentures, as set forth on the cover page of the Offering Memorandum. No person found guilty of fraudulent misrepresentation (within the meaning of Section 11(f) of the Securities Act) will be entitled to contribution from any person who was not guilty of such fraudulent misrepresentation. The Holders' obligations to contribute as provided in this Section 9(d) are several and not joint. For purposes of this Section 9(d), any person who controls the Company or a Holder within the meaning of the Securities Act will have the same rights to contribution as that party, and each officer or director of the Company or such Holder will have the same rights to contribution, as the Company or such Holder, as applicable, subject in each case to the provisions hereof. Any party entitled to contribution promptly after receipt of notice of commencement of any action against such party in respect of which a claim for contribution may be made under this Section 9(d), will notify any such party or parties from whom contribution may be sought, but the omission so to notify will not relieve the party or parties from whom contribution may be sought from any other obligation it or they may have under this Section 9(d). No party will be liable for contribution with respect to any action or claim settled without its written consent (which consent will not be unreasonably withheld or delayed).

         (e) The indemnity and contribution agreements contained in this Section 9 will remain in full force and effect, regardless of any investigation made by or on behalf of any Holder or the Company or any of the officers, directors or controlling persons referred to in this Section 9, and will survive the sale by a Holder of securities covered by the Shelf Registration Statement.

         10. Rules 144 and 144A. The Company shall use its best efforts to file the reports required to be filed by it under the Securities Act and the Exchange Act in a timely manner and, if at any time it is not required to file such reports but in the past had been required to or did file such reports, it will, upon the request of any holder of Transfer Restricted Securities, make available other information as reasonably required by, and so long as reasonably necessary to permit, sales of its Transfer Restricted Securities pursuant to Rule 144 and Rule 144A. The Company covenants that, for so long as a sale of Transfer Restricted Securities is not permitted pursuant to a Shelf Registration Statement, it will take such further action as any Holder of Transfer Restricted Securities may reasonably request, all to the extent required from time to time, to enable such Holder to sell securities without registration under the Securities Act within the limitation of the exemptions provided by Rule 144 and 144A (including the requirements of Rule 144A(d)(4)). Notwithstanding the foregoing, nothing in this Section 10 shall be deemed to require the Company to register any of its securities pursuant to the Exchange Act.

         11.      Miscellaneous.

         (a) Remedies. In the event of a breach by the Company of its obligations under this Agreement, each Holder, in addition to being entitled to execute all rights granted by law, including recovery of damages, will be entitled to specific performance of its rights under this Agreement. The Company agrees that monetary damages (including the Liquidated Damages contemplated hereby) would not be adequate compensation for any loss incurred by reason of a breach by it of the provisions of this Agreement and hereby agrees to waive the defense in any action for specific performance that a remedy at law would be adequate. The remedies provided herein are cumulative and not exclusive of any remedies provided by law.

         (b) No Inconsistent Agreements. The Company has not, as of the date hereof, entered into, nor shall it, on or after the date hereof, enter into, any agreement with respect to its securities that is inconsistent with the rights granted to the Holders herein or conflicts with the provisions hereof.

         (c) Amendments and Waivers. The provisions of this Agreement, including the provisions of this sentence, may not be amended, qualified, modified or supplemented, and waivers or consents to departures from the provisions hereof may not be given, unless the Company has obtained the written consent of the Holders of at least a majority of the then outstanding aggregate principal amount of Transfer Restricted Securities; provided that, with respect to any matter that directly or indirectly affects the rights of any Initial Purchaser hereunder, the Company shall obtain the written consent of each such Initial Purchaser against which such amendment, qualification, supplement, waiver or consent is to be effective. Notwithstanding the foregoing (except the foregoing proviso), a waiver or consent to departure from the provisions hereof with respect to a matter that relates exclusively to the rights of Holders whose securities are being sold pursuant to a Shelf Registration Statement as that does not directly or indirectly affect the rights of other Holders may be given by the Majority Holders, determined on the basis of Debentures being sold rather than registered under such Shelf Registration Statement.

         (d) Notices. All statements, requests, notices and agreements hereunder shall be in writing or by telegram if promptly confirmed in writing, and shall be sufficient in all respects if delivered or sent by reliable courier, first-class mail, telex, or facsimile transmission:

                  (1) if to a Holder, at the most current address given by such Holder to the Company in accordance with the provisions of this Section 11(d), which address initially is, with respect to each Holder, the address of such Holder maintained by the registrar under the Indenture, with a copy in like manner to Wheat, First Securities, Inc.;

                  (2) if to the Initial Purchasers, initially at the address set forth in the Purchase Agreement; and

                  (3) if to the Company, initially at its address set forth in the Purchase Agreement.

         Any such statements, requests, notices or agreements shall take effect upon receipt.

         The Initial Purchasers or the Company by notice to the other may designate additional or different addresses for subsequent notices or communications.

         (e) Successors and Assigns. This Agreement shall inure to the benefit of and be binding upon the successors and assigns of each of the parties hereto, including, without the need for an express assignment or any consent by the Company thereto, subsequent Holders of Debentures. The Company hereby agrees to extend the benefits of this Agreement to any Holder of Debentures and any such Holder may specifically enforce the provisions of this Agreement as if an original party hereto. The Company may not assign its rights or obligations hereunder without the prior written consent of the Majority Holders of Transfer Restricted Securities.

         (f) Counterparts. This Agreement may be executed in any number of counterparts and by the parties hereto in separate counterparts, each of which when so executed shall be deemed to be an original and all of which taken together shall constitute one and the same agreement.

         (g) Headings. The headings in this Agreement are for convenience of reference only and shall not limit or otherwise affect the meaning hereof. All references made in this Agreement to "Section" and "paragraph" refer to such Section or paragraph of this Agreement, unless expressly stated otherwise.

         (h) Governing Law. This Agreement shall be construed in accordance with the laws of the State of New York without regard to the conflict of law provisions thereof.

         (i) Submission to Jurisdiction. The Company hereby irrevocably submits to the non-exclusive jurisdiction of any New York state court sitting in the Borough of Manhattan in the City of New York or any federal court sitting in the Borough of Manhattan in the City of New York in respect of any suit, action or proceeding arising out of or relating to this Agreement, and irrevocably accepts for itself and in respect of its property, generally and unconditionally, jurisdiction of the aforesaid courts. The Company irrevocably waives, to the fullest extent it may effectively do so under applicable law any objection that it may now or hereafter have to the laying of the venue of any such suit, action or proceeding brought in any such court and any claim that any such suit, action or proceeding brought in any such court has been brought in an inconvenient forum.

         (j) Severability. In the event that any one of more of the provisions contained herein, or the application thereof in any circumstances, is held invalid, illegal or unenforceable in any respect for any reason, the validity, legality and enforceability of any such provision in every other respect and of the remaining provisions hereof shall not be in any way impaired or affected thereby, it being intended that all of the rights and privileges of the parties shall be enforceable to the fullest extent permitted by law.

         (k) Attorneys' Fees. In any action or proceeding brought to enforce any provision of this Agreement, or where any provision hereof is validly asserted as a defense, the prevailing party, as determined by the court, shall be entitled to recover its reasonable attorneys' fees in addition to any other available remedy.

         (l) Approval of Holders. Whenever the consent or approval of holders of a specified percentage of Transfer Restricted Securities is required hereunder, Transfer Restricted Securities held by the Company or its affiliates (as such term is defined in Rule 405 under the Securities Act) shall not be counted in determining whether such consent or approval was given by the holders of such required percentage. For purposes of calculating the consent or approval of holders of a majority of the then outstanding aggregate principal amount of Transfer Restricted Securities, Transfer Restricted Securities which have been converted into shares of Common Stock shall be deemed to bear the principal amount at which such securities were converted.

         (m) Entire Agreement. This Agreement is intended by the parties as a final expression of their agreement relating to the registration under the Securities Act of the Transfer Restricted Securities and is intended to be a complete and exclusive statement of the agreement and understanding of the parties hereto in respect of the subject matter contained herein and the registration rights granted by the Company with respect to the Debentures sold pursuant to the Purchase Agreement and the Common Stock issuable upon conversion of the Debentures. There are no restrictions, promises, warranties or undertakings, other than those set forth or referred to herein, with respect to the registration rights granted by the Company with respect to the Debentures or the Common Stock issuable upon conversion of the Debentures. This Agreement supersedes all prior agreements and understandings among the parties with respect to such registration rights.

         (n) Further Assurances. Each of the parties hereto shall use all reasonable efforts to take, or cause to be taken, all appropriate action, do or cause to be done all things reasonably necessary, proper or advisable under applicable law, and execute and deliver such documents and other papers, as may be required to carry out the provisions of this Agreement and the other documents contemplated hereby and consummate and make effective the transactions contemplated hereby.

         IN WITNESS WHEREOF, the parties have executed this Agreement as of the date first written above.


                                           SPEEDWAY MOTORSPORTS, INC.



                                           By: ______________________________
                                           Name:
                                           Title:



WHEAT, FIRST SECURITIES, INC.
MONTGOMERY SECURITIES
J. C. BRADFORD & CO.
The Initial Purchasers


By: WHEAT, FIRST SECURITIES, INC.



By: ___________________________
Name:
Title: